As filed with the Securities and Exchange Commission on July 8, 2003
                                                     Registration No. 333-_____
  ==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ----------------------------
                                    FORM S-8
                            ----------------------------
                             REGISTRATION STATEMENT
                                      UNDER
                            THE SECURITIES ACT OF 1933
                            ----------------------------
                            DOLLAR TREE STORES, INC.
             (Exact name of registrant as specified in its charter)

            VIRGINIA                                      (I.R.S. Employer
    (State or other jurisdiction of                       Identification No.)
     incorporation or organization)                          54-1387365

                                500 VOLVO PARKWAY
                           CHESAPEAKE, VIRGINIA 23320
                                 (757) 321-5000
                        (Address and telephone number of
                    registrant's principal executive offices)

                            DOLLAR TREE STORES, INC.
                           2003 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

         FREDERICK C. COBLE                            with a copy to:
       DOLLAR TREE STORES, INC.                       WILLIAM A. OLD, JR.
         500 VOLVO PARKWAY                           JOHN S. MITCHELL, JR.
       CHESAPEAKE, VA 23320                          HOFHEIMER NUSBAUM, P.C.
         (757) 321-5000 999                        WATERSIDE DRIVE, SUITE 1700
  (Name, address and telephone number                NORFOLK, VIRGINIA 23510
          of agent for service)                         (757) 622-3366

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

Title of securities to    Amount to be            Proposed maximum        Proposed maximum        Amount of
be registered             registered (1)          offering price per      aggregate offering      registration fee
                                                  share                   price

Common stock (par value   6,000,000 (2)           $31.85 (3)              $191,100,000            $15,459.99 (3)
$.01)




(1) Also includes such indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions pursuant to the Plan.
(2) Represents shares offered or to be offered under the Dollar Tree Stores, Inc. 2003 Equity Incentive Plan approved by Dollar Tree Stores, Inc. Board of Directors on March 17, 2003 and by its shareholders on June 19, 2003.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) based upon the average of the reported high and low sales prices for a share of Common Stock on July 1, 2003 as reported on the Nasdaq National Market.

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            This Registration Statement includes a Total of 9 Pages.
                            Exhibit Index on Page 9.

                                EXPLANATORY NOTES

         1. The Company hereby files this Registration Statement on Form S-8 with the Commission to register 6,000,000 shares of Common Stock, $.01 par value, offered or to be offered to participants under the 2003 Equity Incentive Plan ("Plan") from time to time at prices determined by a committee of the Company's Board of Directors. This Registration Statement also covers such indeterminate number of additional shares which may be offered and issued pursuant to the Plan to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

         2. Under the terms of the Plan, shares of Common Stock formerly available for issuance ("Old Plan Shares") under the Dollar Tree Stores, Inc. Stock Incentive Plan, as amended (which has been terminated) have become available for issuance under the Plan. The Old Plan Shares were previously registered on the Company's Registration Statements on Form S-8, Registration Nos. 33-92812, 333-38735, and 333- 41248, as amended. Such Registration Statements are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by the Company pursuant to the Securities Exchange Act of 1934 (the "1934 Act"), (Commission 1934 Act File No. 0-25464) are incorporated by reference herein:

         (1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2002.

         (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended May 3, 2003.

         (3) The Registrant's Current Reports on Form 8-K dated April 7, May 8, May 20, May 29, June 2, June 19, June 30, and July 7, 2003.

         (4) All documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold.

         (5) The description of the Registrant's Common Stock contained in the Registrant's 1934 Act registration statement on Form 8-a dated March 6, 1995, filed with the Commission pursuant to Section 12 of the 1934 Act, including any amendment thereto or report filed for the purpose of updating such description.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable, see Item 3(5) above.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.


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

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The information required by this item is hereby incorporated herein by this reference to the Company's Registration Statement on Form S-1 (Registration No. 33-88502), as amended, initially filed with the Commission on January 13, 1995.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8.  EXHIBITS

NUMBER                       DESCRIPTION
*4.1     Third Restated Articles of Incorporation, as amended (See
         to Exhibit 3.1 to the Company's Quarterly Report on Form
         10-Q for the quarterly period ending June 30, 1996, which
         is incorporated herein by this reference).
*4.2     Second Restated Bylaws (See Exhibit 3.2 to the Company's
         Registration Statement on Form S-1 (Registration No. 33-
         88502), as amended (the "1995 Registration Statement"),
         initially filed with the Commission on January 13, 1995,
         which is incorporated herein by this reference).
*4.3 Form of Common Stock Certificate (See Exhibit 4.5 to the 1995 Registration Statement, which is incorporated herein by this reference).
**4.4    Dollar Tree Stores, Inc. 2003 Equity Incentive Plan (filed herewith).
**5.1 Opinion of Hofheimer Nusbaum, P.C. regarding legality of shares being issued (filed herewith)
**23.1   Consent of Independent Auditors (filed herewith).

**23.2   Consent of Counsel (See Exhibit 5.1).
**24.1   Power of Attorney (See Signature Page).

 ------------------
* Previously filed as an exhibit to the referenced filing, which is herein incorporated by reference.
**       Filed herewith

ITEM 9.  UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

              provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement;

         (2) That for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesapeake, Commonwealth of Virginia, on the 8th day of July, 2003.

                                        DOLLAR TREE STORES, INC.

                                        By  /s/ Macon F. Brock, Jr.
                                           -----------------------------------
                                           Macon F. Brock, Jr.
                                           Chairman; Chief Executive Officer


                                        DOLLAR TREE STORES, INC.

                                        By  /s/ Frederick C. Coble
                                           -----------------------------------
                                           Frederick C. Coble
                                           Chief Financial Officer


         The registrant and each person whose signature appears below constitutes and appoints Macon F. Brock, Jr. and Frederick C. Coble named in this Registration statement, and each of them, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her, or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to the Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                    Title                       Date
/s/ Macon F. Brock, Jr.          Chairman of the Board; Chief      July 8, 2003
-----------------------------    Executive Officer; Director
Macon F. Brock, Jr.

/s/ H. Ray Compton               Director                          July 2, 2003
-----------------------------
H. Ray Compton

/s/ Richard Lesser               Director                          July 1, 2003
-----------------------------
Richard Lesser

/s/ John F. Megrue               Vice Chairman; Director           July 3, 2003
-----------------------------
John F. Megrue

/s/ J. Douglas Perry             Director                          July 2, 2003
-----------------------------
J. Douglas Perry

/s/ Thomas A. Saunders, III      Director                          July 2, 2003
-----------------------------
Thomas A. Saunders, III

/s/ Eileen Scott                 Director                          July 1, 2003
-----------------------------
Eileen Scott

/s/ Alan L. Wurtzel              Director                          July 1, 2003
-----------------------------
Alan L. Wurtzel

                                INDEX TO EXHIBITS

 NUMBER                                 DESCRIPTION
*4.1       Third Restated Articles of Incorporation, as amended (See
           to Exhibit 3.1 to the Company's Quarterly Report on Form
           10-Q for the quarterly period ending June 30, 1996, which
           is incorporated herein by this reference).
*4.2       Second Restated Bylaws (See Exhibit 3.2 to the Company's
           Registration Statement on Form S-1 (Registration No. 33-
           88502), as amended (the "1995 Registration Statement"),
           initially filed with the Commission on January 13, 1995,
           which is incorporated herein by this reference).
*4.3 Form of Common Stock Certificate (See Exhibit 4.5 to the 1995 Registration Statement, which is incorporated herein by this reference).
**4.4      Dollar Tree Stores, Inc. 2003 Equity Incentive Plan (filed herewith).
**5.1      Opinion of Hofheimer Nusbaum, P.C. regarding legality of shares being issued (filed herewith)
**23.1     Consent of Independent Auditors (filed herewith).

**23.2     Consent of Counsel (See Exhibit 5.1).
**24.1     Power of Attorney (See Signature Page).

 ------------------
* Previously filed as an exhibit to the referenced filing, which is herein incorporated by reference.
**    Filed herewith




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